EXHIBIT 2
JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

BRADFORD CAPITAL PARTNERS
a Pennsylvania limited partnership
By: BCP INVESTMENT LLC
its General Partner

By:/s/ Steven J. Lynch
Name: Steven J. Lynch
Title: President, Secretary and Treasurer
Date: May 9, 2008

BCP INVESTMENT LLC
a Pennsylvania limited liability company

By: /s/ Steven J. Lynch
Name: Steven J. Lynch
Title: President, Secretary and Treasurer
Date: May 9, 2008

BRADFORD CAPITAL FINANCIAL SERVICES, LP
a Pennsylvania limited partnership
By: BRADFORD CAPITAL CORP.
its General Partner

By: /s/ Steven J. Lynch
Name: Steven J. Lynch
Title: President, Secretary and Treasurer
Date: May 9, 2008

BRADFORD CAPITAL CORP.
a Pennsylvania corporation

By: /s/ Steven J. Lynch
Name: Steven J. Lynch
Title: President, Secretary and Treasurer
Date: May 9, 2008

/s/ Steven J. Lynch___________
Steven J. Lynch, an individual
Date: May 9, 2008

__/s/ Joseph L. Calihan________
Joseph L. Calihan, an individual
Date: May 9, 2008